Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283
AMSURG ANNOUNCES SECOND-QUARTER NET EARNINGS
FROM CONTINUING OPERATIONS OF $0.41 PER DILUTED SHARE

RESULTS INCLUDE 1% GROWTH IN SAME-CENTER REVENUE AND TRANSACTION
COSTS OF $0.02 PER DILUTED SHARE

AFFIRMS 2011 FINANCIAL GUIDANCE
NASHVILLE, Tenn. — (July 21, 2011) — Christopher A. Holden, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the second quarter ended June 30, 2011. Revenues for the quarter rose 7% to $188,730,000 from $175,698,000 for the second quarter of 2010. Net earnings from continuing operations attributable to AmSurg common shareholders were $12,758,000, or $0.41 per diluted share, for the second quarter of 2011 compared with $12,716,000, or $0.41 per diluted share, for the second quarter of 2010. As anticipated, the results for the second quarter of 2011 included an incremental negative impact of $0.01 per diluted share from the revision of the Medicare payment system for ASCs and $0.03 per diluted share from the higher interest costs related to the refinancing of the Company’s credit facility in May 2010 and a higher effective tax rate. In addition, these results include acquisition transaction costs of $0.02 per diluted share related to the Company’s definitive merger agreement with National Surgical Care, announced in April 2011.
     Revenues for the first six months of 2011 increased 7% to $367,600,000 from $343,725,000 for the same period in 2010. Net earnings from continuing operations attributable to AmSurg common shareholders were $24,433,000, or $0.78 per diluted share, for the first half of 2011 compared with $25,117,000, or $0.82 per diluted share, for first six months of 2010. The results for the first six months of 2011 included an incremental negative impact of $0.02 per diluted share from the revision of the Medicare payment system for ASCs, $0.07 per diluted share from the higher interest costs related to the credit facility refinancing and a higher effective tax rate, and $0.02 per diluted share for acquisition transaction costs.
     “We are pleased to see modest strengthening in our comparable-quarter performance for the second quarter versus the first quarter, but our procedure volume, revenues, margins and earnings continue to be negatively affected by the weak national economy and high unemployment. Our revenue growth for the second quarter, which reflected a 7% increase in procedures, was produced largely from the expansion of our centers in operation during the previous year, to 208 at the end of the second quarter of 2011 from 197 at the same time in 2010. We also benefited from a 1% increase in same-center revenue for the comparable quarters. EBITDA less noncontrolling interests was 16.7% of revenue for the second quarter of 2011,
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AMSG Reports Second-Quarter Results

July 21, 2011
which included a negative impact of approximately 60 basis points from the NSC transaction costs, compared with 17.5% for the second quarter last year.
     “We added five new centers during the second quarter, comprised of four acquisitions and the opening of a de novo center. The four acquisitions were among the seven centers we had expected to acquire by year-end 2010. We acquired another one of those centers in the first quarter of 2011, have completed the acquisition of the sixth of those centers since the end of the second quarter and are no longer pursuing the acquisition of the seventh center. We ended the second quarter of 2011 with four centers under letter of intent, including the one center since acquired in the third quarter, and with another center under development, which we expect to open in 2012.
     “Net cash flows from operating activities were $61.7 million for the second quarter of 2011 compared with $52.6 million for the second quarter of 2010. Excluding distributions to noncontrolling interests, net cash flows from operations were $26.2 million for the latest quarter compared with $17.2 million for the second quarter of 2010, which drove an 11% increase in net cash flows from operations excluding distributions to noncontrolling interests for the first six months of 2011. At the end of the second quarter, the ratio of total debt to trailing 12 months EBITDA was 2.4, we had cash and cash equivalents of $33.0 million and our availability under our revolving credit facility was $252 million.
     “On April 7, 2011, we announced a definitive agreement to acquire National Surgical Care (NSC), which we originally expected to complete before the end of the second quarter, subject to normal closing conditions, regulatory approvals and clearance under the Hart-Scott-Rodino Act. We continue to work with NSC toward meeting the conditions to close this transaction. We will incorporate the specific impact of the transaction into our guidance for 2011 only after the transaction is complete. As a result, today, we affirm our existing guidance for 2011 revenue and net earnings from continuing operations per diluted share attributable to common shareholders, and we establish our guidance for the third quarter of 2011, neither of which includes any future expected impact from the NSC transaction:
•	Revenues in a range of $740 million to $770 million for 2011.

•	Same-center revenues revised to a new range of 0% to 1% for 2011 from the previous range of 0% to a negative 1%.

•	The addition of 18 to 20 new centers for the year, not including the NSC transaction.

•	Net cash flow provided by operating activities, less distributions to noncontrolling interests, in a range of $90 million to $95 million.

•	Net earnings from continuing operations per diluted share attributable to common shareholders for 2011 in a range of $1.64 to $1.68, which includes a negative $0.05 impact from the effect of the revised Medicare payment system, a negative $0.07 impact from higher interest costs related to the refinancing of our revolving credit facility and the higher effective tax rate, and acquisition transaction costs incurred in the second quarter of $0.02 per diluted share related to the NSC transaction.

•	Net earnings from continuing operations per diluted share attributable to common shareholders for the third quarter of 2011 in a range of $0.42 to $0.44 per diluted share, including a negative $0.01 impact from the effect of the revised Medicare payment system revision.”
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AMSG Reports Second-Quarter Results

July 21, 2011
     The information contained in the preceding paragraphs is forward-looking information, and the attainment of these targets is dependent not only on AmSurg’s achievement of itsassumptions discussed above, but also on the risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by this forward-looking information.
     Mr. Holden concluded, “We are encouraged by the positive same-center revenues achieved for the second quarter of 2011, but we remain cautious about the sustainability of this improvement in the second half of the year due to the weak economic environment and continuing high unemployment. Moving into 2012, our same-center performance will benefit from the completion of reductions in Medicare rate reimbursement in 2011, with no scheduled reduction in Medicare rates for 2012 for the first time in four years. In addition, we have now cycled the negative comparable-quarter impact of our refinancing at the end of May 2010. We continue to expect the full-year financial impact in 2012 of centers added in 2011 will be significantly more beneficial than their impact in 2011.
     “A number of compelling factors also support our longer-term growth prospects, including the aging U.S. population, substantially improved healthcare access for previously uninsured and underserved populations, and ongoing healthcare technology advances that enable additional surgical procedures to migrate from inpatient to outpatient venues. Due in part to the national concern over healthcare quality and the relentless rise in healthcare costs, there is also growing recognition among payers that freestanding ASCs provide high quality in the most affordable modality for many surgical procedures and that a substantial majority of these procedures are still being performed in much more expensive venues. As the country’s leading operator of freestanding ambulatory surgery centers, we are confident AmSurg is favorably positioned to leverage these strong industry dynamics to drive long-term growth in earnings and shareholder value.”
     AmSurg Corp. will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investors” or by going to www.earnings.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call and continue for 30 days.
     This press release contains forward-looking statements. These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other filings with the Securities and Exchange Commission, including the following risks: the risk that payments from third-party payors, including government healthcare programs, may decrease or not increase as the Company’s costs increase; adverse developments affecting the medical practices of the Company’s physician partners; the Company’s ability to maintain favorable relations with its physician partners; the Company’s ability to acquire and develop additional surgery centers on favorable terms; the Company’s ability to grow revenues by increasing procedure volume while maintaining its operating margins and profitability at its existing centers; the Company’s ability
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AMSG Reports Second-Quarter Results

July 21, 2011
to manage the growth in its business; the Company’s ability to obtain sufficient capital resources to complete acquisitions and develop new surgery centers; the Company’s ability physician partners, managed care contracts, patients and strategic relationships; adverse weather and other factors beyond the Company’s control that may affect the Company’s surgery centers; adverse impacts on the Company’s business associated with current and future economic conditions; the Company’s failure to comply with applicable laws and regulations; the risk of changes in legislation, regulations or regulatory interpretations that may negatively affect the Company; the risk of becoming subject to federal and state investigation; the risk from an unpredictable impact of the Health Reform Law; the risk of regulatory changes that may obligate the Company to buy out interests of physicians who are minority owners of its surgery centers; potential liabilities associated with the Company’s status as a general partner of limited partnerships; liabilities for claims brought against our facilities; the Company’s legal responsibility to minority owners of its surgery centers, which may conflict with its interests and prevent it from acting solely in its best interests; risks associated with the potential write-off of the impaired portion of intangible assets; and potential liability relating to the tax deductibility of goodwill. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.
     AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States. At June 30, 2011, AmSurg owned a majority interest in 208 continuing centers in operation and had one center under development.
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AMSG Reports Second-Quarter Results

July 21, 2011
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
Statement of Earnings Data:	2011	2010	2011	2010
Revenues	$188,730	$175,698	$367,600	$343,725

Operating expenses:
Salaries and benefits	57,492	51,451	113,102	102,244
Supply cost	24,254	22,701	47,035	44,768
Other operating expenses	40,663	37,923	78,669	74,621
Depreciation and amortization	6,161	5,856	12,102	11,523

Total operating expenses	128,570	117,931	250,908	233,156

Operating income	60,160	57,767	116,692	110,569

Interest expense	3,633	3,163	7,576	5,031

Earnings from continuing operations before income taxes	56,527	54,604	109,116	105,538
Income tax expense	8,949	9,088	17,263	17,521

Net earnings from continuing operations	47,578	45,516	91,853	88,017

Discontinued operations:
(Loss) earnings from operations of discontinued interests in surgery centers, net of income tax	(117)	1,112	417	2,123
Loss on disposal of discontinued interests in surgery centers, net of income tax	(1,084)	—	(1,265)	—

Net (loss) earnings from discontinued operations	(1,201)	1,112	(848)	2,123

Net earnings	46,377	46,628	91,005	90,140

Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	34,820	32,800	67,420	62,900
Net (loss) earnings from discontinued operations	(73)	686	262	1,401

Total net earnings attributable to noncontrolling interests	34,747	33,486	67,682	64,301

Net earnings attributable to AmSurg Corp. common shareholders	$11,630	$13,142	$23,323	$25,839

Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$12,758	$12,716	$24,433	$25,117
Discontinued operations, net of income tax	(1,128)	426	(1,110)	722

Net earnings attributable to AmSurg Corp. common shareholders	$11,630	$13,142	$23,323	$25,839

Earnings per share-basic:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.42	$0.42	$0.80	$0.83
Net (loss) earnings from discontinued operations attributable to AmSurg Corp. common shareholders	(0.04)	0.01	(0.04)	0.02

Net earnings attributable to AmSurg Corp. common shareholders	$0.38	$0.43	$0.77	$0.85

Earnings per share-diluted:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.41	$0.41	$0.78	$0.82
Net (loss) earnings from discontinued operations attributable to AmSurg Corp. common shareholders	(0.04)	0.01	(0.04)	0.02

Net earnings attributable to AmSurg Corp. common shareholders	$0.37	$0.43	$0.75	$0.84

Weighted average number of shares and share equivalents (000’s):
Basic	30,415	30,239	30,418	30,226
Diluted	31,335	30,655	31,180	30,685

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AMSG Reports Second-Quarter Results

July 21, 2011
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data, continued
(Dollars in thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
Operating Data:	2011	2010	2011	2010
Continuing centers in operation at end of period	208	197	208	197
Average number of continuing centers in operation	208	197	205	196
New centers added during the period	5	1	6	2
Centers discontinued during the period	—	—	2	—
Centers under development/not opened at end of period	1	1	1	1
Centers under letter of intent at end of period	4	6	4	6
Average revenue per center	$909	$894	$1,791	$1,755
Same center revenues increase (decrease)	1%	(2%)	1%	(2%)
Procedures performed during the period	340,049	316,962	660,076	617,672
Income tax expense attributable to noncontrolling interests	$175	$213	$304	$399
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$12,758	$12,716	$24,433	$25,117
Add: income tax expense	8,949	9,088	17,263	17,521
Add: interest expense, net	3,633	3,163	7,576	5,031
Add: depreciation and amortization	6,161	5,856	12,102	11,523

EBITDA	$31,501	$30,823	$61,374	$59,192

(1)	EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.

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AMSG Reports Second-Quarter Results

July 21, 2011
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data, continued
(Dollars in thousands)

	June 30,	December 31,
Balance Sheet Data:	2011	2010
Assets

Current assets:
Cash and cash equivalents	$32,954	$34,147
Accounts receivable, net of allowance of $13,719 and $13,070, respectively	70,848	67,617
Supplies inventory	10,363	10,157
Deferred income taxes	2,073	1,509
Prepaid and other current assets	16,281	18,660
Current assets held for sale	264	866

Total current assets	132,783	132,956

Property and equipment, net	121,707	119,167
Goodwill	964,970	894,497
Intangible assets, net	15,921	11,361
Long-term assets held for sale	87	7,897

Total assets	$1,235,468	$1,165,878

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$7,826	$6,648
Accounts payable	11,485	15,291
Accrued salaries and benefits	18,191	17,952
Other accrued liabilities	4,158	3,136
Current liabilities held for sale	66	536

Total current liabilities	41,726	43,563

Long-term debt	293,070	283,215
Deferred income taxes	102,773	90,089
Other long-term liabilities	20,688	24,404
Noncontrolling interests — redeemable	165,688	147,740
Equity:
Common stock, no par value 70,000,000 shares authorized, 31,282,439 and 31,039,770 shares outstanding, respectively	171,342	171,522
Retained earnings	416,384	393,061
Accumulated other comprehensive loss, net of income taxes	—	(515)

Total AmSurg Corp. equity	587,726	564,068
Noncontrolling interests — non-redeemable	23,797	12,799

Total equity	611,523	576,867

Total liabilities and equity	$1,235,468	$1,165,878

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AMSG Reports Second-Quarter Results

July 21, 2011
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data, continued
(Dollars in thousands)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
Statement of Cash Flow Data:	2011	2010	2011	2010
Cash flows from operating activities:
Net earnings	$46,377	$46,628	$91,005	$90,140
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	6,156	5,856	12,102	11,523
Net loss on sale of long-lived assets	(465)	—	(363)	—
Share-based compensation	1,578	1,309	3,171	2,540
Excess tax benefit from share-based compensation	(61)	(23)	(463)	(69)
Deferred income taxes	5,814	4,339	11,460	8,045
Increase (decrease) in cash and cash equivalents, net of effects of acquisition and dispositions, due to changes in:
Accounts receivable, net	(290)	(1,916)	(1,534)	(2,882)
Supplies inventory	141	207	67	225
Prepaid and other current assets	1,144	760	2,506	1,895
Accounts payable	(1,590)	(1,120)	(3,737)	(2,773)
Accrued expenses and other liabilities	2,666	(3,908)	(1,866)	(2,385)
Other, net	275	428	677	625

Net cash flows provided by operating activities	61,745	52,560	113,025	106,884

Cash flows from investing activities:
Acquisition of interest in surgery centers and related transactions	(41,979)	(5,526)	(45,674)	(33,201)
Acquisition of property and equipment	(5,959)	(4,021)	(10,303)	(7,531)
Proceeds from the sale of interests in surgery centers	3	—	3,369	—

Net cash flows used in investing activities	(47,935)	(9,547)	(52,608)	(40,732)

Cash flows from financing activities:
Proceeds from long-term borrowings	57,364	103,068	72,984	139,689
Repayment on long-term borrowings	(40,076)	(113,243)	(64,852)	(139,156)
Distributions to noncontrolling interests	(35,497)	(35,392)	(67,360)	(65,621)
Proceeds from issuance of common stock upon exercise of stock options	891	246	4,628	542
Repurchase of common stock	—	—	(6,185)	—
Capital contributions and ownership transactions by noncontrolling interests	675	3	698	(137)
Excess tax benefit from share-based compensation	61	23	463	69
Financing cost incurred	(1,982)	(4,377)	(1,986)	(4,402)

Net cash flows used in financing activities	(18,564)	(49,672)	(61,610)	(69,016)

Net decrease in cash and cash equivalents	(4,754)	(6,659)	(1,193)	(2,864)
Cash and cash equivalents, beginning of period	37,708	33,172	34,147	29,377

Cash and cash equivalents, end of period	$32,954	$26,513	$32,954	$26,513

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AMSG Reports Second-Quarter Results

July 21, 2011
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands, except per share amounts)
Presented below is certain statement of earnings and operating data for 2011 and 2010, which have been restated in order to present additional discontinued operations.

						For the Year
	For the Three Months					Ended
	March 31,	March 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
Statement of Earnings Data:	2011	2010	2010	2010	2010	2010
Revenues	$178,870	$168,027	$175,698	$176,343	$183,371	$703,439

Operating expenses:
Salaries and benefits	55,610	50,793	51,451	53,350	56,215	211,809
Supply cost	22,781	22,067	22,701	23,155	23,807	91,730
Other operating expenses	38,006	36,698	37,923	36,918	36,648	148,187
Depreciation and amortization	5,941	5,667	5,856	6,975	6,430	24,928

Total operating expenses	122,338	115,225	117,931	120,398	123,100	476,654

Operating income	56,532	52,802	57,767	55,945	60,271	226,785

Interest expense	3,943	1,868	3,163	4,040	4,415	13,486

Earnings from continuing operations before income taxes	52,589	50,934	54,604	51,905	55,856	213,299
Income tax expense	8,314	8,433	9,088	7,644	8,626	33,791

Net earnings from continuing operations	44,275	42,501	45,516	44,261	47,230	179,508

Net earnings (loss) from discontinued operations	353	1,011	1,112	874	(2,009)	988

Net earnings	44,628	43,512	46,628	45,135	45,221	180,496

Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	32,600	30,100	32,800	31,417	34,047	128,364
Net earnings from discontinued operations	335	715	686	600	306	2,307

Total net earnings attributable to noncontrolling interests	32,935	30,815	33,486	32,017	34,353	130,671

Net earnings attributable to AmSurg Corp. common shareholders	$11,693	$12,697	$13,142	$13,118	$10,868	$49,825

Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$11,675	$12,402	$12,716	$12,844	$13,183	$51,145
Discontinued operations, net of income tax	18	295	426	274	(2,315)	(1,320)

Net earnings attributable to AmSurg Corp. common shareholders	$11,693	$12,697	$13,142	$13,118	$10,868	$49,825

Earnings per share-basic:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.38	$0.41	$0.42	$0.42	$0.43	$1.69
Net earnings (loss) from discontinued operations attributable to AmSurg Corp. common shareholders	0.00	0.01	0.01	0.01	(0.08)	(0.04)

Net earnings attributable to AmSurg Corp. common shareholders	$0.38	$0.42	$0.43	$0.43	$0.36	$1.65

Earnings per share — diluted:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.38	$0.40	$0.41	$0.42	$0.43	$1.67
Net earnings (loss) from discontinued operations attributable to AmSurg Corp. common shareholders	0.00	0.01	0.01	0.01	(0.08)	(0.04)

Net earnings attributable to AmSurg Corp. common shareholders	$0.38	$0.41	$0.43	$0.43	$0.35	$1.62

Weighted average number of shares and share equivalents (000’s):
Basic	30,420	30,212	30,239	30,251	30,318	30,255
Diluted	31,024	30,716	30,655	30,620	30,763	30,689
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AMSG Reports Second-Quarter Results

July 21, 2011
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands, except per share amounts)
Presented below is certain statement of earnings and operating data for 2011 and 2010, which have been restated in order to present additional discontinued operations.

						For the Year
	For the Three Months					Ended
	March 31,	March 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
Operating Data:	2011	2010	2010	2010	2010	2010
Procedures	320,027	300,710	316,962	319,870	330,045	1,267,587
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$11,675	$12,402	$12,716	$12,844	$13,183	$51,145
Add: income tax expense	8,314	8,433	9,088	7,644	8,626	33,791
Add: interest expense, net	3,943	1,868	3,163	4,040	4,415	13,486
Add: depreciation and amortization	5,941	5,667	5,856	6,975	6,430	24,928

EBITDA	$29,873	$28,370	$30,823	$31,503	$32,654	$123,350

(1)	EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.
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